Exhibit 99.1

EveryWare Global, Inc. Provides Update on Credit Agreements

Lancaster, OH — June 30, 2014 — EveryWare Global, Inc. (“EveryWare” or the “Company”) (Nasdaq: EVRY) announced today that it has entered into an amendment to extend the Company’s Forbearance Agreement with the administrative agent and certain other lenders under the Company’s Term Loan Agreement through July 15, 2014. In addition, EveryWare entered into a further amendment to the Company’s asset backed loan (“ABL”) agreement with the lenders under its ABL facility to extend the increased availability under that facility through July 15, 2014.

Sam Solomon, Chief Executive Officer of EveryWare, stated, “The agreements with our lenders provide the time we need to negotiate a long term financing solution. We thank our partners for their continued support.”

The Forbearance Agreement amendment provides that the parties to the Forbearance Agreement, constituting more than 50% of the lenders under the Term Loan Agreement, will continue to forbear from exercising their rights and remedies under the Term Loan Agreement with respect to the events of default that occurred as a result of the Company’s failure to comply with the maximum consolidated leverage ratio covenant and the minimum interest coverage ratio covenant for the fiscal quarters ended March 31, 2014 and June 30, 2014. The period of forbearance is now set to expire at 5:00 p.m. (New York City time) on July 15, 2014, unless terminated earlier pursuant to the terms of the Forbearance Agreement.

In addition, the Company entered into an amendment to the Company’s ABL agreement. Among other things, the ABL amendment extended the temporary increase in the Company’s available liquidity from June 30, 2014 to the earlier of (i) July 15, 2014 and (ii) the date on which the Forbearance Agreement terminates in accordance with its terms. If the Forbearance Agreement terminates prior to July 15, 2014, it will result in an event of default under the ABL agreement.

About EveryWare

EveryWare (Nasdaq: EVRY) is a leading global marketer of tabletop and food preparation products for the consumer and foodservice markets, with operations in the United States, Canada, Mexico, Latin America, Europe and Asia. Its global platform allows it to market and distribute internationally its total portfolio of products, including bakeware, beverageware, serveware, storageware, flatware, dinnerware, crystal, buffetware and hollowware; premium spirit bottles; cookware; gadgets; candle and floral glass containers; and other kitchen products, all under a broad collection of widely-recognized brands. Driven by devotion to design, EveryWare is recognized for providing quality tabletop and kitchen solutions through its consumer, foodservice, specialty and international channels. EveryWare was formed through the merger of Anchor Hocking, LLC and Oneida Ltd. in March of 2012. Additional information can be found on EveryWare’s Investor Relations Website: http://investors.everywareglobal.com/.

Forward Looking Statements

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, covenant compliance, liquidity and other characterizations of future events or circumstances are forward-looking statements.

Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason. For a description of the risks, uncertainties, and assumptions that may impact our actual results or performance, see the Company’s Annual Report on Form 10-K for 2013, filed with the Securities and Exchange Commission, as it may be updated in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission.

Contact:

Erica Bartsch

Sloane & Company

ebartsch@sloanepr.com